Exhibit 21.1

Subsidiaries of InnerWorkings, Inc.

Name of Subsidiary	Place of Formation
United States Subsidiaries
DB Studios, Inc.	California
E-Corporate Printers, Inc.	Illinois
EYELEVEL, Inc.	Oregon
INWK EMEA, LLC	Delaware
INWK Holdings LLC	Delaware
InnerWorkings Luxembourg IP S.à r.l. LLC	Delaware
Lightning Golf and Promotions, Inc.	Maryland
Print Systems, Inc.	Michigan
Productions Graphics Group	Delaware
Screened Images, Inc.	New Jersey

Foreign Subsidiaries
Cirqit Colombia LTDA	Colombia
Cirqit de Costa Rica S.A.	Costa Rica
Cirqit de El Salvador, S. de R.L. De C.V.	El Salvador
Cirqit de Guatemala S.A.	Guatemala
Cirqit De Honduras S. de R.L. De C.V.	Honduras
Cirqit Latam de Venezuela	Venezuela
Cirqit S.A.	Ecuador
Cirqit Servicios de Impresion	Chile
CPRO de Servicios Limitada	Chile
CPRO de Servicios S.A.	Argentina
etrinsic Limited French Branch	France
Eyelevel Distribution Services	Czech Republic
EYELEVEL Limited	Hong Kong
EYELEVEL, LLC	Russia
EYELEVEL Retail Solutions Consultoria Ltda	Brazil
EYELEVEL Solution Pty Ltd	Australia
EYELEVEL Solutions LTD.	United Kingdom
EYELEVEL s.r.o.	Czech Republic
Guangzhou InnerWorkings Trading Company Limited	China
Iconomedia Sarl	France
InnerWorkings Andina S.A.S.	Colombia
InnerWorkings Asia Pacific	Hong Kong
InnerWorkings Belgium SPRL/BVBA	Belgium
InnerWorkings Brasil Gerenciamento de Impressoes	Brazil
InnerWorkings Canada	Canada
InnerWorkings Colombia S.A.S.	Colombia
InnerWorkings Comercio de Producto de Marketing Ltda.	Brazil
InnerWorkings Deutschland Gmbh	Germany
InnerWorkings Danmark A/S	Denmark
InnerWorkings Dubai	United Arab Emirates
InnerWorkings EMEA Holdings LP	United Kingdom
InnerWorkings Europe Limited	United Kingdom
InnerWorkings France	France
InnerWorkings Global Limited	United Kingdom
InnerWorkings Holdings Europe Limited	United Kingdom
InnerWorkings Hong Kong Ltd	China
InnerWorkings India Private Limited	India
InnerWorkings Ireland	Ireland
InnerWorkings Instanbul Grafik, Reklam, Iletisim ve Matbaa Hizmetleri Ticaret Limited Sirketi	Turkey
InnerWorkings Italia S.R.L.	Italy
InnerWorkings Latin America, S.L.	Spain
InnerWorkings Luxembourg IP S.à r.l.	Luxembourg
InnerWorkings Nederland BV	Netherlands
InnerWorkings (NI) Limited	United Kingdom
InnerWorkings Peru S.A.C.	Peru
InnerWorkings Polska Spolka z Ograniczona Odpowiedzialnoscia	Poland
InnerWorkings Portugal Unipessoal, LDA	Portugal
InnerWorkings Russia LLA	Russia
InnerWorkings Singapore Private Limited	Singapore
InnerWorkings South Africa (Pty) Ltd.	South Africa
InnerWorkings Trading & Commerce Company Limited	China
Innerworkings Turkey Baskı Malzemeleri Ticaret Limited Şirketi	Turkey
InnerWorkings Ukraine Limited Liability Company	Ukraine
INWK Mexico S de R.L. De C.V.	Mexico
INWK Panama S.A.	Panama
INWK Puerto Rico Inc.	Puerto Rico
INWK Republica Dominicana S.R.S.	Dominican Republic
INWK Switzerland GmbH	Switzerland
Mania Holdings Limited	United Kingdom
Merchandise Mania Limited	United Kingdom
PPA International Limited	Hong Kong
Professional Packaging Services (Holding) Limited	United Kingdom
Professional Packaging Services Limited	United Kingdom
Productions Grand Format	France
Productions Graphics Agencement et Volume	France
Productions Graphics Canada	Canada
Productions Graphics Centrale Europe	Hungary
Productions Graphics Hellas	Greece
Productions Graphics Iberia	Spain
Productions Graphics UK	United Kingdom
Taizhou EYELEVEL Store Fixtures Co., Ltd	China